Exhibit 23


                       INDEPENDENT AUDITORS' CONSENT


The Board of Directors
National Westminster Bancorp Inc.

We consent to incorporation by reference in the Registration Statements (Nos. 33-19425, 33-22045, 33-48818, 33-56061, 33-57501, 33-57677, 33-62367,
33-58933, 33-64635 and 33-59139) on Form S-8, the Registration Statements (Nos. 33-36707, 33-55555, 33-63631, 33-58933, and 333-00701)on Form S-3,
and the Registration Statements (Nos. 33-55579, 33-58573, and 33-58933) on Form S-4 of Fleet Financial Group, Inc. of our report dated January 12, 1995 relating to the consolidated statement of condition of National Westminster Bancorp Inc. and Subsidiaries as of December 31, 1994 and 1993 and the related consolidated statement of operations, statement of changes in equity capital and statement of cash flows for each of the years in the three-year period ended December 31, 1994, which report appears in the Current Report on Form 8-K of Fleet Financial Group, Inc. dated February 8, 1996. Our report refers to a change in the method of accounting for investments and postretirement benefits other than pensions.


/s/ KPMG Peat Marwick LLP


New York, New York
February 8, 1996